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                                                                    EXHIBIT 10.1

                               SECURITY AGREEMENT

         This Security Agreement ("Agreement") is entered into effective as of August 16, 2002 ("Effective Date") by and between Accenture LLP, an Illinois general partnership registered as a limited liability partnership with an office at 100 Peachtree Street, N.E., Suite 1300 Atlanta, Georgia 30303 ("Accenture") and Aspen Technology, Inc., a Delaware corporation with an office at Ten Canal Park, Cambridge, Massachusetts 02141 ("AspenTech"). As used in this Amendment, a "Party" may refer to either Accenture or AspenTech, and "Parties" refers to both Accenture and AspenTech.

         WHEREAS, the Parties have previously entered into the Stock Issuance Agreement for License Fees dated as of February 8, 2002 by and between the Parties ("License Fee Agreement"), as amended, in which AspenTech agreed to obtain certain developed products from Accenture and Accenture agreed to provide such developed products on the terms set forth therein;

         WHEREAS, pursuant to Section 1.3(b) of the License Fee Agreement, AspenTech may elect to pay Accenture a total principal balance of $11,100,000.00 ("Principal Amount") plus interest according to a schedule and terms as set forth in the License Fee Agreement;

         WHEREAS, the Parties have agreed and entered into amendments of even date herewith to the Stock Issuance Agreement for License Fees, the Development Agreement and Change Order, and the License Agreement (together the "Amended Agreements");

         WHEREAS, AspenTech desires to secure its obligations to repay the Principal Amount plus interest pursuant to terms set forth in the License Fee Agreement by granting liens on certain collateral as set forth in this Agreement; and

         FOR AND IN CONSIDERATION OF the premises and mutual agreements in the License Fee Agreement as amended and herein, Accenture and AspenTech agree as follows:

         1. In order to secure the full and prompt repayment of the Principal Amount, or any unpaid portion thereof, plus interest ("Outstanding Debt"), AspenTech hereby shall grant to Accenture a lien on and security interest in the collateral set forth in Exhibit A hereto ("Initial Collateral");

         2. AspenTech shall use its good faith and best efforts to secure a line of credit for an amount in excess of the Outstanding Debt for its general business purposes from a qualified lending institution or private lender ("Lender's Line of Credit") and, in the event of and upon establishment of such Lender's Line of Credit prior to the expiration of this Agreement, AspenTech shall use best commercially reasonable efforts to immediately issue a letter of credit to Accenture in the amount of the Outstanding Debt ("Accenture Letter of Credit"), which shall thereafter replace the Initial Collateral such that the Outstanding Debt shall be thereafter secured by the Accenture Letter of Credit;

         3. If AspenTech has not established such Lender's Line of Credit by December 31, 2002, then AspenTech shall grant to Accenture, on a first priority basis, a lien and security interest in its accounts receivables in such amount equal to 2 times of the Outstanding Debt, which shall thereafter replace the Initial Collateral such that the Outstanding Debt shall be thereafter secured by the aforementioned amount of accounts receivables;

         4. As long as the Principal Amount plus interest shall remain outstanding and this Agreement has not terminated, Accenture shall have the exclusive right, upon default by AspenTech of the material provisions of the Amended Agreements, to enforce the provisions of this Agreement and exercise remedies hereunder in such manner as it may determine is



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                  reasonable, including without limitation, the rights to take possession, sell or otherwise dispose of the Initial Collateral or its subsequent replacement, to incur expenses with respect to such possession, sale or disposition and to exercise all rights and remedies as a secured lender under the Uniform Commercial Code of any applicable jurisdiction; and

         5. This Agreement shall terminate upon full and final payment of the Principal Amount plus interest according to the terms set forth in the License Fee Agreement.


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date above.

ACCENTURE LLP                                ASPEN TECHNOLOGY, INC.

By: /s/ DAVID A. CROW                        By: /s/ MARY A. PALERMO
    -----------------------------               -------------------------------
      (Authorized Signature)                          (Authorized Signature)

Name: David A. Crow                          Name: Mary A. Palermo
     ----------------------------                 -----------------------------
         (Printed or Typed)                             (Printed or Typed)

Title:         Partner                       Title: Co-Chief Operating Officer
      ---------------------------                   ---------------------------
                                                         (Printed or Typed)


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                                    Exhibit A


Patents and software (including source code, object code, manuals, upgrades, releases, and enhancements) wholly-owned by AspenTech subject however to liens and encumbrances outstanding on the date hereof, if any, customer licensees, third-party royalty agreements, software escrow agreements, and any and all other agreements entered into in the ordinary course of business.










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